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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221044

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 2017)

10,000,000 Shares

At Home Group Inc.

Common Stock

        The selling stockholders identified in this prospectus supplement are offering 10,000,000 shares of common stock of At Home Group Inc. We are not selling any shares of common stock of At Home Group Inc. in this offering, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "HOME". The last reported sale price of our common stock on the New York Stock Exchange on September 6, 2018 was $34.00 per share.

        The underwriter has an option for a period of 30 days to purchase up to a maximum of 1,500,000 additional shares of our common stock from the selling stockholders.

        We are an "emerging growth company", as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced reporting requirements.

        Investing in our common stock involves risk. See the section entitled "Risk Factors" on page S-4 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying shares of our common stock.

        The underwriter has agreed to purchase the shares of common stock from the selling stockholders at a price of $33.105 per share, which will result in aggregate proceeds of $331,050,000 to the selling stockholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We have agreed to reimburse the underwriter for certain expenses in connection with this offering. See "Underwriting".

        Delivery of the shares of common stock will be made on or about September 11, 2018.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

        BofA Merrill Lynch

The date of this prospectus supplement is September 6, 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. We have not, the selling stockholders have not and the underwriter has not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf that we have referred you to. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business and financial condition may have changed since such date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part, the prospectus supplement, is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Pursuant to the registration statement and related prospectus dated October 31, 2017, we registered a total of 50,582,545 shares of common stock held by the selling stockholders as of such date, as described in the accompanying prospectus, for resale from time to time in one or more offerings or resales. This prospectus supplement describes the specific terms of this offering and also adds to and updates or supersedes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in our common stock. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. See "Incorporation by Reference" and "Where You Can Find More Information" in this prospectus supplement.

        The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

        As used in this prospectus, unless the context otherwise requires, references to:

  •
  "the Company", "At Home", "we", "us" and "our" mean At Home Group Inc. and its consolidated subsidiaries;

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  "large format" and "superstore" mean a store that is larger than 50,000 square feet in size;

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  "new stores" means the number of stores opened during a particular period, including any relocations of existing stores during such period;

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  "SKU" means stock keeping unit; and

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  "Sponsors" means an investment group led by certain affiliates of AEA Investors LP (collectively, "AEA") and Starr Investment Holdings, LLC ("Starr Investments"), which together own a significant percentage of our common stock.

PROSPECTUS SUPPLEMENT SUMMARY

Our Company

        At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out-assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on-trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a highly fragmented and growing $193 billion industry.

        Our current store base is comprised of 167 large format stores across 36 states, averaging approximately 110,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets.

Our Corporate Information

        At Home Group Inc. was incorporated as a Delaware corporation on June 30, 2011 under the name GRD Holding I Corporation. Our principal executive office is located at 1600 East Plano Parkway, Plano, Texas 75074 and our telephone number at that address is (972) 265-6227. We maintain a website at www.athome.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

 The Offering

Common stock offered by the selling stockholders	10,000,000 shares.
Common stock to be outstanding after this offering	63,488,190 shares.
Option to purchase additional shares

The underwriter has an option to purchase up to an aggregate of 1,500,000 additional shares of common stock from the selling stockholders. The underwriter can exercise this option at any time within 30 days from the date of this prospectus supplement.

Use of proceeds

The selling stockholders will receive all of the net proceeds from this offering. We will not receive any of the proceeds from the sale of shares of common stock offered by the selling stockholders. See "Use of Proceeds".

New York Stock Exchange symbol	"HOME".
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before investing in our common stock.

        The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of August 28, 2018 and excludes:

  •
  7,928,803 shares of common stock issuable upon the exercise of options outstanding as of August 28, 2018 under the GRD Holding I Corporation Stock Option Plan, as may be amended from time to time (the "2012 Option Plan") and the At Home Group Inc. Equity Incentive Plan (the "2016 Equity Plan") at a weighted average exercise price of approximately $21.33 per share;

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  173,225 shares of common stock issuable upon the settlement of restricted stock units outstanding as of August 28, 2018 under our 2016 Equity Plan; and

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  4,016,335 shares of common stock reserved for future issuance under our 2016 Equity Plan.

        Unless otherwise indicated, all information contained in this prospectus supplement assumes the underwriter's option to purchase additional shares will not be exercised.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other factors and information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any of our filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See "Incorporation by Reference" and "Where You Can Find More Information". Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below or incorporated by reference herein. Any one or more of such factors could directly or indirectly cause our actual results of operations and financial condition to vary materially from past or anticipated future results of operations and financial condition. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, results of operations and stock price, and you may lose all or part of your investment.

Risks Related to our Common Stock and this Offering

         The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the price to the public in this offering.

        The trading price of our common stock could be volatile, and you can lose all or part of your investment. Although our common stock trades on the NYSE, we cannot assure you that an active public market for our common stock will be sustained. The following factors, in addition to other factors described in this "Risk Factors" section and elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein, may have a significant impact on the market price of our common stock:

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  quarterly variations in our operating results compared to market expectations;

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  changes in the preferences of our customers;

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  low comparable store sales growth compared to market expectations;

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  delays in the planned openings of new stores;

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  the failure of securities analysts to cover the Company or changes in analysts' financial estimates;

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  economic, legal, regulatory and political factors unrelated to our performance, including the imposition of tariffs or other trade restrictions;

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  changes in consumer spending or the housing market;

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  increased competition or stock price performance of our competitors;

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  future sales of our common stock or the perception that such sales may occur;

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  changes in senior management or key personnel;

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  investor perceptions of us and the retail industry;

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  new regulatory pronouncements and changes in regulatory guidelines;

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  lawsuits, enforcement actions and other claims by third parties or governmental authorities;

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  action by institutional stockholders or other large stockholders;

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  failure to meet any guidance given by us or any change in any guidance given by us, or changes by us in our guidance practices;

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  speculation in the press or investment community;

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  events beyond our control, such as war, terrorist attacks, transportation and fuel prices, natural disasters, severe weather and widespread illness; and

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  the other factors listed in this "Risk Factors" section, in the accompanying prospectus and in the documents incorporated by reference herein.

        In addition, our stock price may be volatile. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. Accordingly, these broad market and industry factors may significantly reduce the market price of our common stock, regardless of our operating performance.

         Future sales of a substantial number of shares of our common stock by our existing stockholders could cause our stock price to fall.

        Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. The selling stockholders and our directors and executive officers have agreed to a "lock-up" with the underwriter of this offering, meaning that, subject to certain exceptions, they will not sell any shares without the prior consent of the underwriter before the date that is 30 days after the date of this prospectus supplement. See "Underwriting". Following the expiration of this 30-day lock-up period, shares of our common stock held by the selling stockholders and the other parties to the lock-up will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. Moreover, we have registered, pursuant to the registration statement of which this prospectus supplement is a part, all of the shares of our common stock held by the selling stockholders. Pursuant to the registration rights agreement to which we and the selling stockholders are parties, the selling stockholders have the right, subject to certain conditions, to require us to facilitate future offerings of their shares, which would result in such shares becoming freely tradable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased by our affiliates (as defined in Rule 144 under the Securities Act). In addition, the affiliates of our Sponsors that currently hold shares of our common stock could distribute shares that they hold to their respective investors, who themselves may then sell shares of our common stock into the public market following the expiration of the lock-up period. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144 under the Securities Act. Sales of stock by these stockholders could have a material adverse effect on the trading price of our common stock.

        As of August 28, 2018, we had 63,488,190 shares of common stock outstanding. Of these shares, approximately 34.0 million shares of our common stock are, and the 10,000,000 shares of our common stock to be sold in this offering (or 11,500,000 shares of our common stock if the underwriter exercises its option to purchase additional shares in full) will be, freely transferable without restriction or further registration under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act.

        On April 5, 2017, we filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our equity compensation plans and, as a result, all shares of common stock acquired upon exercise of stock options granted under our plans are also freely tradable under the Securities Act, unless held by our affiliates. As of August 28, 2018, there were stock options outstanding to purchase a total of 7,928,803 shares of our common stock under the 2012 Option Plan and the 2016 Equity Plan, and 173,225 shares of our common stock subject to RSUs under the 2016 Equity Plan. In addition, as of August 28, 2018, 4,016,335 shares of our common stock were reserved for future issuance under our 2016 Equity Plan.

         If securities or industry analysts do not publish or cease publishing research or reports about At Home, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

        The trading market for our common stock depends in part on the research and reports that third-party securities analysts publish about At Home and the retail industry. One or more analysts could downgrade our common stock or issue other negative commentary about At Home or our industry. In addition, if one or more of these analysts cease coverage of At Home, we could lose visibility in the market. As a result of one or more of these factors, the trading price of our common stock could decline.

         Because our Sponsors control a significant percentage of our common stock, they may influence major corporate decisions and their interests may conflict with your interests as an owner of our common stock and those of the Company.

        Our Sponsors currently own approximately 46% of our common stock and will own approximately 31% of our common stock following the completion of this offering, assuming that the underwriter does not exercise its option to purchase additional shares, or approximately 28% if the underwriter's option to purchase additional shares is exercised in full. Although we are no longer a controlled company, our Sponsors continue to be able to influence the election of directors and our business, affairs and policies, including the appointment of our management and the entering into of business combinations or dispositions and other corporate transactions. The directors so elected have the authority to incur additional debt, issue or repurchase stock, declare dividends and make other decisions that could be detrimental to you. In addition, pursuant to the Stockholders' Agreement (as defined herein), for so long as certain affiliates of AEA, on the one hand, and Starr Investments, on the other hand, respectively in the aggregate hold at least 10% of our outstanding common stock, each of such Sponsors shall be entitled to nominate at least one individual for election to our board, and our board and nominating committee thereof shall nominate and recommend to our stockholders that such individual be elected to our board, and each party to the Stockholders' Agreement agrees to vote all of their shares to elect such individual to our board.

        The Sponsors may have interests that are different from our other stockholders and may vote in a way with which our other stockholders disagree and which may be adverse to such stockholders' interests. Further, AEA and Starr Investments may have differing views from each other, neither of which may align with our other stockholders' interests. In addition, the Sponsors' concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our common stock to decline or prevent stockholders from realizing a premium over the market price for their common stock.

        Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or supply us with goods and services. The Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. You should consider that the interests of the Sponsors may differ from your interests in material respects.

         Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our second amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of the Delaware General Corporation Law, or DGCL, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions include:

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  establishing a classified board of directors such that not all members of the board are elected at one time;

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  allowing the total number of directors to be determined exclusively (subject to the rights of holders of any series of preferred stock to elect additional directors) by resolution of our board of directors and granting to our board the sole power (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the Stockholders' Agreement) to fill any vacancy on the board;

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  limiting the ability of stockholders to remove directors without cause;

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  authorizing the issuance of "blank check" preferred stock by our board of directors, without further stockholder approval, to thwart a takeover attempt;

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  prohibiting stockholder action by written consent (and, thus, requiring that all stockholder actions be taken at a meeting of our stockholders);

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  eliminating the ability of stockholders to call a special meeting of stockholders;

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at annual stockholder meetings; and

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  requiring the approval of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, to amend or repeal our certificate of incorporation or bylaws.

        In addition, while we have opted out of Section 203 of the DGCL, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

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  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors. Our second amended and restated certificate of incorporation provides that AEA, Starr Investments, their respective affiliates and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our Company. These provisions could also discourage proxy contests and make it more difficult for you and our other stockholders to elect directors of your choosing and cause us to take corporate actions other than those that you desire.

         We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act.

        We were required to comply for the first time with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018. We currently perform the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and, once required, will complete the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We are in the process of evaluating our internal controls systems to allow our independent auditors to audit our internal controls over financial reporting. When we are no longer an emerging growth company, our management report on internal control over financial reporting will need to be attested to by our independent registered public accounting firm. We do not expect to have our independent registered public accounting firm attest to our management report on internal control over financial reporting while we are an emerging growth company. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and PCAOB rules and regulations that remain unremediated. As a public company, we are required to report, among other things, control deficiencies that constitute a "material weakness" or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A "significant deficiency" is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

        To continue to comply with the requirements of being a public company, we have undertaken various actions, and may need to take additional actions, such as implementing and enhancing our internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal controls can divert our management's attention from other matters that are important to the operation of our business. Additionally, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. For example, in the past, certain matters involving our internal controls over financial reporting that constituted "material weaknesses" were identified and have since been remediated, which related to our limited accounting personnel and other resources at the time, as well as our adoption of public company standards. If we identify any additional material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, if we are required to make further restatements of our financial statements, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy, completeness or reliability of our financial reports and the trading price of our common stock may be adversely affected, and we could become subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate and we could face restricted access to the capital markets.

         We do not currently expect to pay any cash dividends.

        The continued operation and expansion of our business will require substantial funding. Accordingly, we do not currently expect to pay any cash dividends on shares of our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We are a holding company, and substantially all of our operations are carried out by our operating subsidiaries. Under our $350 million senior secured asset based revolving credit facility and $300 million senior secured first lien term loan facility, our operating subsidiaries are significantly restricted in their ability to pay dividends or otherwise transfer assets to us, and we expect these limitations to continue in the future. Our ability to pay dividends may also be limited by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

         The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the NYSE, may strain our resources, increase our costs and divert management's attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.

        As a public company, we are subject to the reporting requirements of the Exchange Act and the corporate governance standards of the Sarbanes-Oxley Act and the NYSE. These requirements place a strain on our management, systems and resources and we incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. The Exchange Act requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. The NYSE requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act and the NYSE's requirements, significant resources and management oversight are required. This may divert management's attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our common stock.

        The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect that continuing compliance with these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. These laws and regulations could also make it more difficult or costly for us to maintain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

         As a result of the completion of our secondary offering in June 2018, we are no longer a "controlled company" within the meaning of the corporate governance standards of the New York Stock Exchange. However, we continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to our stockholders during a one-year transition period.

        Because our Sponsors no longer control a majority of the voting power of our outstanding common stock, we are no longer a "controlled company" within the meaning of the corporate governance standards of the NYSE. However, we continue to qualify for, and may rely on, exemptions from certain corporate governance standards that would otherwise provide protection to our stockholders during a one-year transition period from June 14, 2018.

        Consequently, the NYSE rules require that we (i) have a majority of independent directors on our board of directors within one year of the date we ceased to qualify as a "controlled company"; (ii) have at least one independent director on each of the compensation and nominating/corporate governance committees on the date we ceased to qualify as a "controlled company", at least a majority of independent directors on each of the compensation and nominating/corporate governance committees within 90 days of such date and the compensation and nominating/corporate governance committees be composed entirely of independent directors within one year of such date; and (iii) perform an annual performance evaluation of the compensation and nominating/corporate governance committees.

        During this transition period, we continue to qualify for and may continue to utilize the available exemptions from certain corporate governance requirements as permitted by NYSE rules. Accordingly, during the transition period, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

        As of the date of this prospectus supplement, we have a majority of independent directors, our nominating/corporate governance committee has two independent directors out of a total of three members, and our compensation committee has three independent directors out of a total of five members.

         Taking advantage of the reduced disclosure requirements applicable to "emerging growth companies" may make our common stock less attractive to investors.

        As a company with less than $1.07 billion in revenue during fiscal year 2018, we qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

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  we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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  we are not required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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  we are not required to submit certain executive compensation matters to stockholder advisory votes, such as "say-on-pay", "say-on-frequency" and "say-on-golden parachutes"; and

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  we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation.

        We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a "large accelerated filer" as defined in the Exchange Act, or issue more than $1.0 billion of non-convertible debt over a three-year period.

        The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have irrevocably elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

        We cannot predict if investors will find our common stock less attractive to the extent we continue to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

         Our second amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

        Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By purchasing our common stock, you will be deemed to have notice of and have consented to the provisions of our second amended and restated certificate of incorporation related to choice of forum. The choice of forum provision in our second amended and restated certificate of incorporation may limit our stockholders' ability to obtain a favorable judicial forum for disputes with us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "potential", "predict", "seek", "should" or "vision", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, our expected new store openings, our real estate strategy, growth targets and potential growth opportunities and future capital expenditures, estimates of expenses we may incur in connection with equity incentive awards to management, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic factors that may materially adversely affect our business, revenue and profitability;

  •
  volatility or disruption in the financial markets;

  •
  consumer spending on home décor products which could decrease or be displaced by spending on other activities;

  •
  our ability to successfully implement our growth strategy on a timely basis or at all;

  •
  our failure to manage inventory effectively and our inability to satisfy changing consumer demands and preferences;

  •
  losses of, or disruptions in, or our inability to efficiently operate our distribution network;

  •
  risks related to our imported merchandise, including the imposition of tariffs or other trade restrictions;

  •
  adverse events, including weather impacts, in the geographical regions in which we operate;

  •
  risks associated with leasing substantial amounts of space;

  •
  risks associated with our sale-leaseback strategy;

  •
  the highly competitive retail environment in which we operate;

  •
  risks related to our substantial indebtedness and the significant operating and financial restrictions imposed on us and our subsidiaries by our secured credit facilities;

  •
  our dependence upon the services of our management team and our buyers;

  •
  the failure to attract and retain quality employees;

  •
  difficulties with our vendors;

  •
  the seasonality of our business;

  •
  fluctuations in our quarterly operating results;

  •
  the failure or inability to protect our intellectual property rights;

  •
  risks associated with third-party claims that we infringe upon their intellectual property rights;

  •
  increases in commodity prices and supply chain costs;

  •
  the need to make significant investments in advertising, marketing or promotions;

  •
  the success of any investment in online services or e-commerce activities that we may launch;

  •
  the success of our loyalty program or private label or co-branded consumer credit offerings and any investments related thereto;

  •
  disruptions to our information systems or our failure to adequately support, maintain and upgrade those systems;

  •
  unauthorized disclosure of sensitive or confidential customer information;

  •
  regulatory or litigation developments;

  •
  risks associated with product recalls and/or product liability, as well as changes in product safety and other consumer protection laws;

  •
  inadequacy of our insurance coverage;

  •
  our substantial dependence upon our reputation and positive perceptions of At Home;

  •
  the potential negative impact of changes to our accounting policies, rules and regulations;

  •
  changes to the U.S. tax laws and changes in our effective tax rate;

  •
  the significant amount of our common stock held by the Sponsors; and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018, as well as other risk factors described under the caption "Risk Factors" in this prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock in this offering.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders. See "Underwriting".

 PRICE RANGE OF COMMON STOCK

        Our common stock has been listed on the NYSE under the symbol "HOME" since August 4, 2016. Our initial public offering was priced at $15.00 per share on August 3, 2016. Prior to that date, there was no public market for our common stock. The following table sets forth, for the indicated periods, the high and low sales prices per share for our common stock as reported on the NYSE.

	High	Low
Fiscal Year 2017:
Third quarter (beginning August 4, 2016)	$17.02	$11.07
Fourth quarter	16.69	10.19
Fiscal Year 2018:
First quarter	17.74	13.97
Second quarter	26.40	17.01
Third quarter	25.87	20.69
Fourth quarter	34.02	20.07
Fiscal Year 2019:
First quarter	36.84	26.14
Second quarter	40.97	34.24
Third quarter (through September 6, 2018)	37.81	32.54

        On September 6, 2018, the last reported sale price of our common stock on the NYSE was $34.00 per share. As of August 31, 2018, we had six holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

 SELLING STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock held by the selling stockholders as of August 28, 2018, before and after giving effect to this offering by the selling stockholders.

        Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after August 28, 2018, including any shares of our common stock subject to an option that has vested or will vest within 60 days after August 28, 2018. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 63,488,190 shares of common stock outstanding as of August 28, 2018.

        Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before this Offering	Percentage of Shares Beneficially Owned Before this Offering	Number of Shares to be Sold in this Offering	Number of Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering	Number of Shares to be Sold in this Offering Assuming Full Exercise of Underwriter's Option to Purchase Additional Shares	Number of Shares Beneficially Owned After this Offering Assuming Full Exercise of Underwriter's Option to Purchase Additional Shares	Percentage of Shares Beneficially Owned After this Offering Assuming Full Exercise of Underwriter's Option to Purchase Additional Shares
AEA(1)(2)	15,944,680	25.11%	5,408,176	10,536,504	16.60%	6,219,403	9,725,277	15.32%
Starr Investments(1)(3)	13,537,865	21.32%	4,591,824	8,946,041	14.09%	5,280,597	8,257,268	13.01%

(1)
Excludes shares of common stock owned by other parties to the Stockholders' Agreement (as defined herein) by which they may be deemed to share beneficial ownership.

(2)
Represents (i) 12,176,083 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is AEA Investors LP; (ii) 1,170,411 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 2,598,186 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. In the offering, GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC will sell 4,129,929, 396,984 and 881,263 shares of common stock, respectively. If the underwriter exercises its option to purchase additional shares in full, GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC will sell 4,749,419, 456,532 and 1,013,452 shares of common stock, respectively. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding-A LP and GRD Holding AEA LLC. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding AEA LLC. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Dr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Dr. Garcia may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Dr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding-A LP, GRD Holding-A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

(3)
Represents (i) 7,935,529 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 5,602,336 shares of our common stock held of record by Starr Investment Fund II, LLC ("Starr II"), who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. In the offering, SPH GRD Holdings, LLC and Starr II will sell 2,691,603 and 1,900,221 shares of common stock, respectively. If the underwriter exercises its option to purchase additional shares in full, SPH GRD Holdings, LLC and Starr II will sell 3,095,343 and 2,185,254 shares of common stock, respectively. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who served on our board of directors until July 11, 2018, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by the investment vehicles managed by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares, except to the extent of his pecuniary interests therein.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF OUR COMMON STOCK

        The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder's particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

        This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus supplement. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

        As used in this summary, the term "Non-U.S. Holder" means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an entity or arrangement treated as a partnership;

  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust, if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more "United States persons" (within the meaning of the Code) has the authority to control all of the trust's substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

        This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

  •
  a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

  •
  a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

  •
  a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

  •
  a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

        In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that hold our common stock.

        Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

        We do not intend to pay cash dividends on our common stock for the foreseeable future. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder's adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder's adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in "Sales or Other Dispositions of Our Common Stock".

        Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

        Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a "branch profits" tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder's earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, subject to certain adjustments.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding".

Sales or Other Dispositions of Our Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on sales or other dispositions of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the "branch profits tax" described above may also apply;

  •
  the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is "regularly traded on an established securities market" (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

        The foregoing discussion is subject to the discussion below under "Backup Withholding and Information Reporting" and "FATCA Withholding".

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

        U.S. federal backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

        The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

        If a Non-U.S. Holder receives payments of the proceeds of sales or other dispositions of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder's U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

        The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as "FATCA") impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax generally applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity, depending on the type of foreign entity, (i) complies with certain information reporting requirements regarding its U.S. account holders (which includes certain equity and debt holders of such entity, as well as certain account holders that are foreign entities with U.S. owners) and certain withholding obligations regarding certain payments to its account holders and certain other persons or (ii) provides information with respect to certain of its U.S. owners, or, in each case, such foreign entity otherwise qualifies for an exemption. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the underwriter for this offering. The Company, the selling stockholders and the underwriter will enter into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,000,000

        The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. The underwriter has an option to buy up to an additional 1,500,000 shares from the selling stockholders. The underwriter may exercise that option for 30 days.

        The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

        The Company, its executive officers and directors, and the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to, among other exceptions, (i) any existing employee benefit plans, (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a "Rule 10b5-1 Plan"), provided that such Rule 10b5-1 Plan does not provide for any transfer of shares during the lock-up period, subject to certain other limitations, or (iii) any transactions effectuated pursuant to a Rule 10b5-1 Plan established prior to the date of this agreement.

        Our common stock is listed on the NYSE under the symbol "HOME".

        In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriter's option described above may be exercised. The underwriter may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company's stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering (including up to $30,000 in reimbursement of certain fees of the underwriter's counsel) will be approximately $0.5 million.

        We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

        The underwriter, including its affiliates, is a full-service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and/or may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or one of its affiliates, acts as administrative agent, collateral agent, lender, joint lead arranger and joint book-running manager for our $300 million senior secured first lien term loan facility. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or one of its affiliates, acts as administrative agent, collateral agent, lender, joint lead arranger and bookrunner, under our $350 million senior secured asset based revolving credit facility. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as the underwriter in our secondary offering in June 2018.

        In the ordinary course of its various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for its own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus is only addressed to and directed at qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public, within the meaning of the Securities and Futures Ordinance (Cap.571 of the, Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in" the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in" the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. AEA is being represented by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York in connection with this offering. Starr Investments is being represented by Kirkland & Ellis LLP, New York, New York in connection with this offering. The underwriter is being represented by Latham & Watkins LLP, New York, New York in connection with this offering.

EXPERTS

        The consolidated financial statements of At Home Group Inc. appearing in At Home Group Inc.'s Annual Report (Form 10-K) for the year ended January 27, 2018 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement, any free writing prospectus provided to you in connection with this offering or in any other subsequently filed document that is incorporated by reference in this prospectus supplement, modified or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.

        You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus supplement:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 27, 2018, filed with the SEC on March 23, 2018;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended April 28, 2018, filed with the SEC on June 7, 2018 and July 28, 2018, filed with the SEC on August 30, 2018;

  •
  our Current Reports on Form 8-K, filed with the SEC on April 2, 2018, June 14, 2018, June 21, 2018, July 12, 2018 and August 30, 2018;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 18, 2018, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 27, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 1, 2016, as supplemented by the "Description of Capital Stock"

    included in the accompanying prospectus, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits filed as a part of the registration statement.

        Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.athome.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

PROSPECTUS

At Home Group Inc.

Common Stock

50,582,545 Shares of Common Stock Offered by the Selling Stockholders

        The selling stockholders named in this prospectus may, from time to time, offer and sell up to 50,582,545 shares of our common stock. We and the selling stockholders named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholders. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.

        This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

        Our common stock is listed on the New York Stock Exchange under the symbol "HOME". The last reported sale price of our common stock on the New York Stock Exchange on October 20, 2017 was $21.99 per share.

        We are an "emerging growth company", as defined in Section 2(a) of the Securities Act of 1933, as amended, and will be subject to reduced reporting requirements.

        Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 filed with the Securities and Exchange Commission on April 5, 2017 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See "Incorporation by Reference".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using the SEC's "shelf" registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

        When the selling stockholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading "Incorporation by Reference".

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information".

        You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

        References in this prospectus to the "Company", "At Home", "we", "us" and "our" and similar terms refer to At Home Group Inc. and its consolidated subsidiaries.

 MARKET AND INDUSTRY DATA

        This prospectus includes or incorporates by reference estimates regarding market and industry data that we prepared based on our management's knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. In addition, certain market and industry data has been derived from research and modeling initially prepared for us in May 2013, and subsequently updated from time to time, by Buxton Company, a leading real estate analytics firm, which we refer to herein as "Buxton".

        In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for the products we sell. Market share data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market shares. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market share data. References herein to the markets in which we conduct our business refer to the geographic metropolitan areas in which our stores are located.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "potential", "predict", "seek", "vision" or "should", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets and potential growth opportunities and future capital expenditures and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained or incorporated by reference in this prospectus are forward-looking statements.

        We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  general economic factors that may materially adversely affect our business, revenue and profitability;

  •
  volatility or disruption in the financial markets;

  •
  consumer spending on home décor products which could decrease or be displaced by spending on other activities;

  •
  our ability to successfully implement our growth strategy on a timely basis or at all;

  •
  our failure to manage inventory effectively and our inability to satisfy changing consumer demands and preferences;

  •
  losses of, or disruptions in, or our inability to efficiently operate our distribution network;

  •
  adverse events in the geographical regions in which we operate;

  •
  risks related to our imported merchandise;

  •
  risks associated with leasing substantial amounts of space;

  •
  risks associated with our sale-leaseback strategy;

  •
  the highly competitive retail environment in which we operate;

  •
  risks related to our substantial indebtedness and the significant operating and financial restrictions imposed on us and our subsidiaries by our secured credit facilities;

  •
  our dependence upon the services of our management team and our buyers;

  •
  the failure to attract and retain quality employees;

  •
  difficulties with our vendors;

  •
  the seasonality of our business;

  •
  fluctuations in our quarterly operating results;

  •
  the failure or inability to protect our intellectual property rights;

  •
  risks associated with third-party claims that we infringe upon their intellectual property rights;

  •
  increases in commodity prices and supply chain costs;

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  the need to make significant investments in advertising, marketing or promotions;

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  the success of any investment in online services or e-commerce activities that we may launch;

  •
  the success of our loyalty program or private-label or co-branded consumer credit offerings and any investments related thereto;

  •
  disruptions to our information systems or our failure to adequately support, maintain and upgrade those systems;

  •
  unauthorized disclosure of sensitive or confidential customer information;

  •
  regulatory or litigation developments;

  •
  risks associated with product recalls and/or product liability, as well as changes in product safety and other consumer protection laws;

  •
  inadequacy of our insurance coverage;

  •
  our substantial dependence upon our reputation and positive perceptions of At Home;

  •
  the potential negative impact of changes to our accounting policies, rules and regulations;

  •
  net losses incurred in fiscal years 2014 and 2015 and the potential to experience net losses in the future;

  •
  changes in our effective tax rate;

  •
  our control by the Sponsors (as defined below); and

  •
  other risks and uncertainties, including those listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017, as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and other reports we file with the SEC.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.

        Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

 OUR COMPANY

        At Home is the leading home décor superstore based on the number of our locations and our large format stores that we believe dedicate more space per store to home décor than any other player in the industry. We are focused on providing the broadest assortment of products for any room, in any style, for any budget. We utilize our space advantage to out-assort our competition, offering over 50,000 SKUs throughout our stores. Our differentiated merchandising strategy allows us to identify on-trend products and then value engineer those products to provide desirable aesthetics at attractive price points for our customers. Over 70% of our products are unbranded, private label or specifically designed for us. We believe that our broad and comprehensive offering and compelling value proposition combine to create a leading destination for home décor with the opportunity to continue taking market share in a large, fragmented and growing market.

        At Home (formerly known as Garden Ridge) was founded in 1979 in Garden Ridge, Texas, a suburb of San Antonio. We quickly gained a loyal following in our Texas home market and expanded thereafter. Throughout our history, we have cultivated a passionate customer base that shops our stores for the unique, wide assortment of products offered at value price points. After our Company was acquired in 2011 by an investment group led by AEA Investors LP and its affiliates (collectively, "AEA"), which included affiliates of Starr Investment Holdings, LLC ("Starr Investments" and, together with AEA, the "Sponsors"), we began a series of strategic investments in the business. We believe that the core strengths of our business combined with the significant investments made in the years following our acquisition by our Sponsors position us to grow sales and expand our store base.

        As of October 18, 2017, our store base is comprised of 141 stores across 33 states, averaging approximately 115,000 square feet per store. We utilize a flexible and disciplined real estate strategy that allows us to successfully open and operate stores from 80,000 to 165,000 square feet across a wide range of formats and markets.

        Our common stock is traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "HOME".

        At Home Group Inc. was incorporated as a Delaware corporation on June 30, 2011 under the name GRD Holding I Corporation. Our principal executive office is located at 1600 East Plano Parkway, Plano, Texas 75074 and our telephone number at that address is (972) 265-6227. We maintain a website at www.athome.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017 (which document is incorporated by reference herein), as well as other risk factors described under the caption "Risk Factors" in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Incorporation by Reference" and "Where You Can Find More Information". See also the information contained under the heading "Cautionary Note Regarding Forward-Looking Statements" above.

 USE OF PROCEEDS

        The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.

        We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

 SELLING STOCKHOLDERS

        The registration statement of which this prospectus forms a part has been filed to permit the selling stockholders to resell to the public shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders are parties to a registration rights agreement, dated as of July 22, 2016 (the "Registration Rights Agreement"), and under the terms of the Registration Rights Agreement, we will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.

        The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of October 18, 2017. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See "Plan of Distribution." For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus.

        Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after October 18, 2017, including any shares of our common stock subject to an option that has vested or will vest within 60 days after October 18, 2017. More than one person may be deemed to be a beneficial owner of the same securities.

        The percentage of beneficial ownership is based on 60,441,045 shares of common stock outstanding as of October 18, 2017.

        Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned Before the Offering	Maximum Number of Shares that May be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby	Percentage of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby
5% Stockholders
AEA(1)(2)(3)	36,967,736	61.16%	36,967,736	—	—
Starr Investments(1)(3)(4)	23,226,613	38.43%	23,226,613	—	—

(1)
Excludes shares of common stock owned by other parties to the Stockholders' Agreement (as defined herein) by which they may be deemed to share beneficial ownership.

(2)
Represents (i) 20,890,234 shares of our common stock held of record by GRD Holding LP, a limited partnership, whose general partner is GRD Holding GP LLC, whose sole member is

  AEA Investors LP; (ii) 2,008,050 shares held of record by GRD Holding-A LP, a limited partnership, whose general partner is GRD Holding-A LLC, whose sole member is AEA Investors LP; and (iii) 4,457,648 shares held of record by GRD Holding AEA LLC, a limited liability company, whose members are AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. The general partner of each of AEA Investors 2006 Participant Fund LP and AEA Investors 2006 QP Participant Fund LP is AEA Investors 2006 PF LLC, whose sole member is AEA Management LLC. The general partner of each of AEA Investors 2006 Fund L.P. and AEA Investors 2006 Fund II L.P. is AEA Investors Partners 2006 L.P., whose general partner is AEA Management (Cayman) Ltd. Each of GRD Holding GP LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding LP, but each disclaims beneficial ownership of such shares. Each of GRD Holding-A LLC and AEA Investors LP may be deemed to share beneficial ownership of the shares of our common stock held of record by GRD Holding-A LP, but each disclaims beneficial ownership of such shares. Each of AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors 2006 PF LLC, AEA Management LLC, AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding AEA LLC, but each disclaims beneficial ownership of such shares, as well as of the shares held of record by GRD Holding LP and GRD Holding-A LP. Mr. John L. Garcia is the chairman and chief executive officer of AEA Investors LP, the sole member of AEA Management LLC and the sole stockholder and director of AEA Management (Cayman) Ltd. Mr. Garcia may be deemed to share beneficial ownership of the shares of the Company's common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC, but Mr. Garcia disclaims beneficial ownership of such shares.

  The address for each of AEA Investors LP, GRD Holding LP, GRD Holding GP LLC, GRD Holding-A LP, GRD Holding-A LLC, GRD Holding AEA LLC, AEA Investors 2006 Participant Fund LP, AEA Investors 2006 QP Participant Fund LP, AEA Investors 2006 PF LLC, AEA Management LLC and Mr. Garcia is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, NY 10103. The address for each of AEA Investors 2006 Fund L.P., AEA Investors 2006 Fund II L.P., AEA Investors Partners 2006 L.P. and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

  Martin C. Eltrich, III and Brian R. Hoesterey are partners of AEA. Each of Messrs. Eltrich and Hoesterey serves on our board of directors as a representative of AEA, but each disclaims beneficial ownership of the shares of common stock held of record by GRD Holding LP, GRD Holding-A LP and GRD Holding AEA LLC.

(3)
Includes 9,611,804 shares of our common stock held of record by Starr Investment Fund II, LLC ("Starr II"). For a period of two years following our initial public offering, (i) Starr II has agreed to vote such shares on all matters presented to the stockholders in the same manner that GRD Holding LP votes on such matters, and (ii) subject to limited exceptions, the transfer or disposition of such shares by Starr II will require the consent of GRD Holding LP. As a result of these voting and consent rights, AEA may be deemed to share beneficial ownership of the shares held by Starr II, but disclaims beneficial ownership of such shares.

(4)
Represents (i) 13,614,809 shares of our common stock held of record by SPH GRD Holdings, LLC, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. SPH GRD Acquisition Partners, LLC, which is controlled by Starr Investment Holdings, LLC, is the sole owner of SPH GRD Holdings, LLC; and (ii) 9,611,804 shares of our common stock held of record by Starr II, who is the direct stockholder of the shares, which are beneficially owned by Starr Investment Holdings, LLC. The address for Starr Investments is 399 Park Ave, 17th Floor, New York, NY 10022. Mr. Geoffrey G. Clark, who serves on our board of directors, is the Senior Managing Director of Starr Investment Holdings, LLC. Mr. Clark may be deemed to have voting power and dispositive power with respect to shares of the shares of the Company's common stock that are beneficially owned by Starr Investment Holdings, LLC, but Mr. Clark disclaims beneficial ownership of such shares.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our common stock is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Delaware General Corporation Law, or "DGCL". See "Where You Can Find More Information".

General

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of October 18, 2017, there were 60,441,045 shares of common stock outstanding and no outstanding shares of preferred stock. The number of common stock outstanding excludes (i) 8,006,864 shares of common stock issuable upon the exercise of options outstanding as of October 18, 2017 under the GRD Holding I Corporation Stock Option Plan, as amended (the "2012 Option Plan"), and the At Home Group Inc. Equity Incentive Plan (the "2016 Equity Plan"), (ii) 212,125 shares of common stock issuable upon the settlement of restricted stock units outstanding as of October 18, 2017 under our 2016 Equity Plan and (iii) 3,452,866 shares of common stock reserved for future issuance under our 2016 Equity Plan. As of October 18, 2017, we had six stockholders of record.

        The following descriptions of our capital stock, second amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Common Stock

        The holders of our common stock are entitled to the following rights, preferences and privileges:

  •
  Voting Rights.  Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors on our board of directors and as provided by law, except as provided in the Stockholders' Agreement, dated as of July 22, 2016 (the "Stockholders' Agreement"). Holders of our common stock will not have cumulative voting rights. Except in respect of matters relating to the election of directors on our board of directors and as otherwise provided in our certificate of incorporation, Stockholders' Agreement or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, any election must be approved by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election.

    In connection with our initial public offering, the Company and certain funds affiliated with the Sponsors entered into the Stockholders' Agreement. The Stockholders' Agreement contains, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. In addition, for so long as certain affiliates of AEA, on the one hand, and certain affiliates of Starr Investments, on the other hand, respectively in the aggregate each own at least 10% of our outstanding common stock, each such Sponsor shall be entitled to nominate at least one individual for election to our board of directors, and our board of directors and nominating and corporate governance committee shall nominate and recommend to our stockholders that such individual be elected to our board of directors, and each party to the Stockholders' Agreement agrees to vote all of their shares to elect such individual to our board of directors.

    The Stockholders' Agreement also provides that, for a period of two years following the initial public offering, subject to certain exceptions, Starr II will agree to vote or cause to be voted 9,611,804 of their shares of our common stock on all matters presented to the stockholders in the same manner that AEA votes on such matters.

  •
  Dividend Rights.  Subject to preferences that may be applicable to any then-outstanding shares of our preferred stock (if any), the holders of our outstanding shares of common stock are entitled to receive dividends to be paid ratably, if any, as may be declared from time to time by our board of directors (in its sole discretion) out of legally available funds. It is our present intention not to pay cash dividends on our common stock for the foreseeable future. We are a holding company and substantially all of our operations are carried out by our operating subsidiaries. Our operating subsidiaries' ability to pay dividends to us is limited by the terms of our Asset-Based Lending Credit Facility (the "ABL Facility") and the First Lien Term Facility (the "Term Loan Facility"), which in turn may limit our ability to pay dividends on our common stock.

  •
  Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to receive ratably, in proportion to the number of shares held by them, our assets that are legally available for distribution to our common stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

  •
  Other Rights.  Other than as provided in the Stockholders' Agreement and Registration Rights Agreement, our stockholders have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

        Our preferred stock, if issued, may have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law, our board of directors will have the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights and preferences, variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

Limitations on Directors' Liability

        Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions provided for under Delaware law.

        In addition, to the fullest extent permitted by Delaware law, our second amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages from a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

  •
  any breach of his or her duty of loyalty to us or our stockholders;

  •
  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

  •
  the payment of dividends or the redemption or purchase of stock in violation of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent that our directors, officers and controlling persons are indemnified under the provisions of our second amended and restated certificate of incorporation, the DGCL or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Provisions of Our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect

        The DGCL contains, and our second amended and restated certificate of incorporation and our amended and restated bylaws contain, provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

        Our second amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, may only be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the Stockholders' Agreement). Furthermore, our second amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total numbers of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Stockholder Action by Written Consent; Special Meetings

        Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock. Our second amended and restated certificate of incorporation and our amended and restated bylaws also provides that, except as otherwise required by law, special meetings of our stockholders can be called only by our chairman of the board or our board of directors if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Advance Notice Requirements for Stockholder Proposals

        Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Section 203 of the Delaware General Corporation Law

        In our second amended and restated certificate of incorporation, we have opted out of Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203; however, our second amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder, unless:

  •
  prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, "voting stock" means any class or series of stock entitled to vote generally in the election of directors.

        Under certain circumstances, this provision will make it more difficult for a person who qualifies as an "interested stockholder" to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.

        Our second amended and restated certificate of incorporation provides that certain affiliates of AEA and Starr Investments, and their respective affiliates, and any of their respective direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute "interested stockholders" for purposes of this provision.

Amendments to Our Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares presents at any meeting and entitled to vote on a matter is required to amend a corporation's bylaws, unless a corporation's bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, if AEA ceases to own, or have the right to direct the vote of, 50% or more of the voting power of our common stock.

Exclusive Jurisdiction for Certain Actions

        Our second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers or employees for breach of a fiduciary duty and other similar actions, may be brought only in specified courts in the State of Delaware. Although we believe this provision will benefit us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Registration Rights Agreement

        For information regarding the Registration Rights Agreement between us and the selling stockholders named herein, see the section entitled "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which is incorporated herein by reference.

Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "HOME".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

General

        The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:

  •
  underwritten public offerings;

  •
  "at the market" sales to or through market makers or into an existing market for the securities;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  privately negotiated transactions;

  •
  short sales (including short sales "against the box");

  •
  through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

  •
  by pledge to secure debts and other obligations;

  •
  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents participating in the offering;

  •
  the purchase price of the securities sold by the selling stockholders to any underwriter or dealer and the net proceeds expected to be received by the selling stockholders from the offering;

  •
  any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

  •
  any delayed delivery arrangements;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.

        If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.

        In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

        The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

        The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

        Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling stockholders' common stock or interests therein may be "underwriters" within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

        From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder's common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.

        Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

        We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares under Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than under this prospectus or any applicable prospectus supplement.

Indemnification

        We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

        We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

        The consolidated financial statements of At Home Group Inc. appearing in At Home Group Inc.'s Annual Report (Form 10-K) for the year ended January 28, 2017 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

        You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 28, 2017, filed with the SEC on April 5, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2017, filed with the SEC on June 7, 2017, and July 29, 2017, filed with the SEC on September 6, 2017;

  •
  our Current Reports on Form 8-K, filed with the SEC on June 12, 2017, July 13, 2017 and August 1, 2017;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 8, 2017, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on August 1, 2016, including all amendments and reports filed for the purpose of updating such description.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.

        Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information we file with or furnish to the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Such reports and other information filed by us with the SEC are available free of charge on our website at investor.athome.com when such reports are made available on the SEC's website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:

At Home Group Inc.
1600 East Plano Parkway
Plano, Texas 75074
Attention: Investor Relations
(972) 265-6227